Exhibit 31.1

Certification

I, Chih-Hsiang (Thompson) Lin, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Applied Optoelectronics, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 9, 2016

/s/ Chih-Hsiang (Thompson) Lin
Chih-Hsiang (Thompson) Lin
President and Chief Executive Officer